CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Announces Appointment of
Attorney and Compliance Executive John H. Grady as the Chief Compliance Officer for both Realty Capital Securities and Business Development Corporation of America

New York, New York, September 14, 2012 ˗ American Realty Capital (“ARC”) today announced that John H. Grady will join the firm at the end of September as Chief Operating Officer and Chief Compliance Officer for ARC’s FINRA member broker dealer subsidiary, Realty Capital Securities, LLC. Mr. Grady will also assume the role of Chief Compliance Officer for Business Development Corporation of America and it Adviser, BDCA Adviser, LLC.

Nicholas Schorsch, ARC’s Chairman and CEO noted, “We are excited that John, an accomplished attorney and financial services executive, will lead compliance enterprise-wide for our firm. John has extensive experience managing and advising investment funds, advisory firms, banks and broker dealers and will add significant value to our organization. John brings a level of experience and knowledge that will contribute significantly to the ’40 Act side of our business and his deep familiarity with the financial services sector will meaningfully enhance our broker dealer operations and compliance areas.”

Mr. Grady, an attorney, has more than 25 years of experience across the financial services, institutional advisory, mutual fund and legal disciplines. Throughout his career Mr. Grady’s responsibilities have included overseeing a firm’s securities offerings, directing legal strategy and regulatory interface initiatives and running diverse business areas including operations, compliance and fund management.

Prior to joining ARC, Mr. Grady was General Counsel and Chief Operating Officer for Steben & Company, a firm focused on the operation and distribution of managed futures funds. While with Steben Mr. Grady directed legal strategy, handled regulatory matters and managed the operational and compliance aspects of the firm’s public and private securities offerings. Prior to this Mr. Grady served as President and Chief Executive Officer for Nationwide Funds Group, a $30 billion fund company and before that was President and Chief Executive Officer of the Constellation Funds Group. Mr. Grady co-founded Constellation Funds Group through the acquisition of the sub-advised mutual fund business of Turner Investment Partners, an institutional growth equity asset management firm where he had served as Chief Operating Officer and General Counsel. .

Mr. Grady earned his J.D. from the University of Pennsylvania Law School and a B.A. magna cum laude from Colgate University. He is a member of the Bar Associations of Pennsylvania, Maryland and the District of Columbia, a director of The Mann Center for the Performing Arts and a lecturer at the Wharton Institute for Executive Education. Mr. Grady holds FINRA Series 3, 7, 63 and 24 licenses.

Mr. Grady commented on his appointment, “I am excited to bring my institutional and financial services experience to American Realty Capital, Realty Capital Securities and Business Development Corporation of America and to lead the compliance-related activities for the company. Moreover, I am happy to provide insight and guidance on the growth of the company’s 1940 Act businesses. I admire what the ARC organization has achieved for stakeholders over the past several years and am pleased to join such an investor-focused company.”

About American Realty Capital

American Realty Capital is a full-service real estate advisory firm founded in 2006 that sponsors real estate investment programs and provides advisory services to retail and institutional investors. ARC is an active sponsor and manager of public and private real estate investments, a business development company and other investment solutions. Collectively, ARC’s senior team of seasoned professionals has acquired and managed over $10 billion of real estate, as well as $5 billion of corporate sale-leasebacks as of 2012.

About Realty Capital Securities

Realty Capital Securities, LLC was founded by Nicholas S. Schorsch, William M. Kahane and Michael Weil in February 2008. RCS is led by Michael Weil, Chairman and Chief Executive Officer, Louisa Quarto, President, Alex MacGillvray, Executive Vice President and National Sales Manager, and Richard Arnitz, Executive Director. RCS is the managing broker-dealer for various non-traded REITs and business development corporations offered by American Realty Capital, as well as other non-traded REITS offered by other sponsors.

Important Notice

A registration statement relating to the common stock of BDCA was filed with and has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). BDCA’s securities have not been approved or disapproved by the SEC or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering of BDCA’s common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at http://www.sec.gov or may be obtained by calling 1-888-518-8073, contains additional information about BDCA. The prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objective, risks, charges and expenses of BDCA carefully before investing. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

The statements in this press release that are not historical facts may be forward-looking statements, including statements with regard to the future performance of BDCA. These forward looking statements involve risks and uncertainties that could cause the outcome to be materially different.

To arrange interviews with executives of American Realty Capital or Business Development Corporation of America please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.

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